Exhibit 10.67

CONSULTING Agreement

This Consulting Agreement (“Agreement”) is entered into between SS International Consulting, Ltd. (“Consultant”) and the client Medytox Solutions Inc. (“MMMS”) identified on the signature page to this Agreement as (MMMS).

The Consultant is in the business of providing management consulting services, business advisory services, marketing strategies and investor relations advice and management. The Client deems it to be in its best interest to retain the Consultant to render to the Client such services as may be agreed to by the parties from time to time; and the Consultant desires to render such services to the Client as set forth hereunder.

Now therefore, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Consulting Services. The Client hereby retains the Consultant as an independent contractor, and the Consultant hereby accepts and agrees to such retention. It is acknowledged and agreed by the Client that the Consultant carries neither professional licenses nor memberships in any self-regulatory organizations. It is further acknowledged and agreed by the Client that the Consultant is not rendering legal advice or performing accounting services and Client will be responsible to seek legal and accounting advice in relation to any proposals put forward by Consultant. The services of the Consultant shall not be exclusive nor shall the Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects. The Consultant will work with the Executive management team of Client to agree on the details and parameters of any projects undertaken.

Independent Contractor. The Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to create an employer-employee relationship between the parties to this Agreement. The Client shall not make social security, workers’ compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that the Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by the Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. The Consultant will use its reasonable business efforts in providing services to Client.

Time, Place and Manner of Performance. The Consultant shall be available to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

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Compensation. & Bonus

The Client shall provide to the Consultant compensation for his services hereunder in the amounts and at the times as set forth as follows. The consultant will receive $6,667 per month for services rendered.

Expenses incurred by Consultant on behalf of Client will be reimbursed upon delivery of a detailed expense report accompanied by receipts for all expenses being claimed.

Expenses must be approved prior to being incurred, by an officer of Client and will not be paid without such approval or without receipts.

Payment shall be made in full on or before the last day working of each month.

Termination. Either the Consultant or the Client may terminate this Agreement at the end of any month during the term of this Agreement. This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of the Client or the Consultant.

The Consultant and the Client shall have the right and the discretion to terminate this Agreement should the other party, in performing its duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity or self-regulatory organization, accept for violations that either singularly or in the aggregate do not have or will not have a materially adverse effect on the party desiring termination.

Work Product. It is agreed that all information and materials produced for the Client shall be the property of the Client.

 Confidentiality. The Client and the Consultant each agree to provide reasonable security measures to keep information belonging to the other party confidential where release of the same would be detrimental to such party’s business interests (“Confidential Information”). Each party agrees that Confidential Information shall be subject to this Agreement if provided to the other party and marked “Confidential” in a conspicuous manner. Consultant and Client shall each require their employees, agents, affiliates, sub-contractors, other licensees, and others who have access to Confidential Information through Consultant or Client, as the case may be, to enter into appropriate non-disclosure agreements requiring the level and degree of confidentiality contemplated by this Agreement. Consultant and Client each agree that it will not, either during the term of this Agreement or at any time thereafter, disclose, use or make known for its own or another’s benefit, any confidential information acquired or used by it hereunder. The term “Confidential Information” excludes information that: (a) is made public by Consultant or Client in violation of this Agreement, (b) becomes generally available to the public, other than as a result of disclosure by Consultant or Client or another party in violation of any obligation of confidentiality, or (c) Client or Consultant obtains from sources other than Client or Consultant.

Conflict of Interest. The Consultant shall be free to perform services for other entities or persons. The Consultant will notify the Client of its performance of consulting services for any other entity or person that the Consultant reasonably believes could materially conflict with its obligations to the Client under this Agreement.

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Disclaimer of Responsibility for Acts of the Client: Limitation on Liability. In no event shall the Consultant be authorized or required by this Agreement to represent or make management decisions for the Client. The Consultant shall, under no circumstances, be made liable for any expense incurred or loss suffered by the Client as a consequence of such decisions by the Client or any affiliates or subsidiaries of the Client as a result of services performed by the Consultant hereunder.

Indemnification. Each party agrees to indemnify and hold harmless the other party, as well as each of its officers, directors, employees, agents and each person, if any, who controls that party, against any and all liability, loss, costs, expenses or damages, including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation or arbitration, commenced or threatened, directly resulting by reason of any act, neglect, default or omission, or any untrue or allegedly untrue statement of a material fact, or any misrepresentation of any material fact, or any breach of any material warranty or covenant, by that party or any of its agents, employees, or other representatives, arising out of, or in relation to, this Agreement. Notwithstanding the foregoing, in no event shall the liability of Consultant exceed the amount of cash compensation actually received by Consultant pursuant to this Agreement.

Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by fax, in PDF format attached to an email, registered or certified mail, or by Federal Express or other nationally recognized overnight couriers to the principal office of each party and addressed to its principal executive officer at the address set forth on the signature page to this Agreement.

Waiver of Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

Assignment. Neither party may assign this Agreement without the written consent of the other party.

Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the State of Florida and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Florida, without regard to conflicts of law principles, shall be applicable.

Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supercedes and replaces all prior understandings, agreements and negotiations between the parties.

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Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto.

Counterparts and Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

Non-Circumvention. This is to confirm that each of the named signatories, separately and individually, and their associates, hereby agree that he/she or his/her corporations, divisions, subsidiaries, employees, agents or consultants will not make any contact with, deal with, or otherwise involve any transaction with any banking or lending institution, trust, corporate or individuals, lenders or borrowers, buyers or sellers introduced by another of the signatories, separately or individually, and their associates without the signed permission of the introducing signatory. This agreement is also effective for the signatories’ heirs, assignee and/or designee now and for the life of this agreement.

By signing below, the parties agree to the terms of this Agreement and further certify that their respective signatories are duly authorized to execute this Agreement.

/s/ Sebastien Sainsbury
SS International Consulting, Ltd.	3/15/2014
(Consultant)	Date

Medytox Solutions Inc.

Wm / Forhan	3/15/2014
William Forhan	Date
CEO

Consulting Agreement Mar 15 2014

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